Exhibit 99.1

Rigetti Computing Reports Fourth Quarter and Full-Year 2024 Results

BERKELEY, Calif., March 5, 2025 (GLOBE NEWSWIRE) -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced its financial results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter and Full-Year 2024 Financial Highlights

●	Revenues for the three months ended December 31, 2024 were $2.3 million
●	Operating expenses for the three months ended December 31, 2024 were $19.5 million
●	Operating loss for the three months ended December 31, 2024 was $18.5 million
●	Net loss for the three months ended December 31, 2024 was $153.0 million, including $135.1 million of non-cash charges for the fair value change in the earn-out and derivative warrant liabilities
●

For the year ended December 31, 2024, revenues were $10.8 million, operating expenses were $74.2 million, operating loss was $68.5 million and net loss was $201.0 million, including $133.9 million of non-cash charges for the fair value change in the earn-out and derivative warrant liabilities

●	As of December 31, 2024, cash, cash equivalents and available-for-sale securities totaled $217.2 million
●

Received net proceeds of $153.3 million during the three months ended December 31, 2024 from the sale of 88.1 million shares of common stock through a registered direct offering and completion of our at-the-market equity offering

●	Prepaid in full all remaining amounts owed under our loan agreement with Trinity Capital, Inc.

Business & Strategic Collaboration Updates

New strategic collaboration with Quanta Computer

Rigetti has entered into a strategic collaboration agreement with Quanta Computer, Inc. (“Quanta”), a Taiwan-based Global Fortune 500 company and the global leader of computer server manufacturing, with the goal of accelerating the development and commercialization of superconducting quantum computing. The companies have committed to investing more than $100 million each over the next five years pursuant to the collaboration agreement, with both sides focusing on their complementary strengths to develop superconducting quantum computing technologies. In addition, pursuant to a securities purchase agreement, Quanta will invest $35 million to purchase shares of Rigetti common stock, subject to regulatory clearance. The agreements were signed on February 27, 2025.

“Quanta’s collaboration with Rigetti is designed to strengthen our position in this flourishing market. Our companies’ complementary strengths -- Rigetti as a pioneer in superconducting quantum technology, with open, modular architecture enabling integration of innovative solutions across the stack, and Quanta as the world’s leading notebook/server manufacturer with $43 billion in annual sales -- will support us in our goal to be at the forefront of the quantum computing industry,” says Dr. Subodh Kulkarni, Rigetti CEO.

Montana State University purchases a Novera QPU

Rigetti sold a Novera QPU to Montana State University (MSU) in December 2024, which was the Company’s first QPU sale to an academic institution. The Novera will be located at MSU’s QCORE to educate and train scientists and engineers on quantum computing technologies, in addition to being used to create a testbed for quantum computing R&D. MSU’s QCORE is a new center of excellence for quantum enabling technologies established to accelerate workforce development and the regional quantum innovation ecosystem.

Technology Milestones

84-qubit Ankaa-3 system launches with record high fidelity

Rigetti launched its 84-qubit Ankaa™-3 system in December 2024. Ankaa-3 features an extensive hardware redesign that enables superior performance. Rigetti achieved major two-qubit gate fidelity milestones with Ankaa-3: successfully halving error rates in 2024 to achieve a 99.0% median iSWAP gate fidelity and demonstrating 99.5% median fidelity with fSim gates. Rigetti’s newest flagship quantum computer continues to feature Rigetti’s scalable, industry-leading chip architecture with 3D signal delivery while incorporating major enhancements to key technologies.

Ankaa-3 is available to Rigetti’s partners via the Rigetti Quantum Cloud Services platform (QCS®) and to the general public via Microsoft Azure and Amazon Bracket.

“We believe that superconducting qubits are the winning modality for quantum computers given their fast gate speeds and scalability. We’ve developed critical IP to scale our systems and remain confident in our plans to scale to 100+ qubits by the end of the year with a targeted 2x reduction in error rates from the error rates we achieved at the end of 2024. We believe our leadership in superconducting quantum computing continues to be reinforced as we push the boundaries of our system performance, as evidenced by the success of Ankaa-3,” says Dr. Kulkarni.

Successful AI-powered calibration of a Rigetti QPU

AI-powered tools from Quantum Elements and Qruise remotely automated the calibration of a Rigetti QPU integrated with Quantum Machines’ control system. This work was part of the “AI for Quantum Calibration Challenge” (the “Challenge”) hosted at the Israeli Quantum Computing Center. The two companies participating in the Challenge, Quantum Elements and Qruise, automated the calibration of a 9-qubit Rigetti Novera™ QPU integrated with Quantum Machines’ advanced OPX1000 control system and NVIDIA DGX Quantum, a unified system for quantum-classical computing that NVIDIA built with Quantum Machines. This achievement showcases the potential of AI in quantum computer calibration and also highlights the growing collaboration within the quantum computing ecosystem.

Quantum Elements, Cruise, and Quantum Machines are members of Rigetti's Novera QPU Partner Program -- an ecosystem of quantum computing hardware, software, and service providers who build and offer integral components of a functional quantum computing system.

“We believe that another advantage we leverage is our modular approach to developing our technology. By enabling our partners to integrate their technology with ours, we can explore and advance creative and flexible ways to improve quantum computing capabilities,” says Dr. Kulkarni.

Research demonstrating optical reading technique published in Nature Physics

Joint research with QphoX and Qblox demonstrating the ability to readout superconducting qubits with an optical transducer was recently published in Nature Physics. This approach to qubit signal processing could have benefits in building scalable quantum computers as it could be a more compact, modular approach for measuring qubit performance in quantum computing systems that rely on microwave amplification. Current qubit readout techniques used by superconducting quantum computer systems in cryogenic environments can be resource intensive from a thermal and power usage perspective. A potential solution to this problem may be to replace coaxial cables and other cryogenic components with optical fibers, which have a considerably smaller footprint and negligible thermal conductivity. To demonstrate the potential of this technology, QphoX, Rigetti and Qblox connected a transducer to a superconducting qubit, with the goal of measuring its state using light transmitted through an optical fiber. It was discovered that the transducer is capable of converting the signal that reads out the qubit and the qubit can also be sufficiently protected from decoherence introduced by thermal noise or stray optical photons from the transducer during operation.

Conference Call and Webcast

Rigetti will host a conference call later today, March 5, 2025, at 5:00 pm ET, or 2:00 pm PT, to discuss its fourth quarter and full-year 2024 financial results.

You can listen to a live audio webcast of the conference call at https://edge.media-server.com/mmc/p/5jaikwa8/ or the "Events & Presentations" section of the Company's Investor Relations website at https://investors.rigetti.com/. A replay of the conference call will be available at the same locations following the conclusion of the call for one year.

To participate in the live call, you must register using the following link: https://register.vevent.com/register/BIc3642ee5e70e4bea9d3311a88c4e128a. Once registered, you will receive dial-in numbers and a unique PIN number. When you dial in, you will input your PIN and be routed into the call. If you register and forget your PIN, or lose the registration confirmation email, simply re-register to receive a new PIN.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. In 2021, Rigetti began selling on-premises quantum computing systems with qubit counts between 24 and 84 qubits, supporting national laboratories and quantum computing centers. Rigetti’s 9-qubit Novera QPU was introduced in 2023 supporting a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Contacts

Rigetti Computing Investor Contact:
IR@Rigetti.com

Rigetti Computing Media Contact:
press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s future success and performance, including expectations with respect to future revenues and the timing, availability and impact of government programs relating to quantum information science; expectations regarding the advantages and impact of the strategic collaboration agreement with Quanta Computer on our operations, technology roadmap, milestones, and our position in the industry;  the expectation that Rigetti and Quanta will each invest more than $100 million over the next five years; expectations regarding Quanta’s anticipated $35 million investment in Rigetti through a purchase of Rigetti’s common stock; anticipated regulatory clearance; expectations related to the Company’s ability to achieve milestones including the development of future generations of hardware, including any future generations developed to achieve our targeted fidelities and qubit counts, or to demonstrate narrow quantum advantage or broad quantum advantage, each of which is an important anticipated milestone for our technology roadmap and commercialization of our quantum computers; expectations with respect to scaling to create larger qubit systems without sacrificing gate performance using the Company’s modular chip architecture, including expectations with respect to the Company’s anticipated systems and targeted error rate reduction; expectations with respect to future sales or leases of the Novera QPU, customer adoption of the Ankaa-3 systems and Novera QPU; the possibility that reading out superconducting qubits with an optical transducer could have benefits in building scalable quantum computers; the possibility that replacing coaxial cables and other cryogenic components with optical fibers could result in less thermal and power usage; expectations with respect to the Company’s partners and customers and the quantum computing plans and activities thereof; and expectations with respect to the anticipated stages of quantum technology maturation, including the Company’s ability to develop a quantum computer that is able to solve practical, operationally relevant problems significantly better, faster, or cheaper than a current classical solution and achieve quantum advantage on the anticipated timing or at all. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the ability of the Company to expand its QPU sales and the Novera QPU Partnership Program; the success of the Company’s partnerships and collaborations, including the strategic collaboration with Quanta Computer; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

RIGETTI COMPUTING, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$67,674	$21,392
Available-for-sale investments - short-term	124,420	78,537
Accounts receivable	2,427	5,029
Prepaid expenses	3,156	1,938
Other current assets	9,081	771
Total current assets	206,758	107,667
Available-for-sale investments - long-term	25,068	—
Property and equipment, net	44,643	44,483
Operating lease right-of-use assets	7,993	7,634
Other assets	325	129
Total assets	$284,787	$159,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,590	$5,772
Accrued expenses and other current liabilities	8,005	8,563
Current portion of deferred revenue	113	343
Current portion of debt	—	12,164
Current portion of operating lease liabilities	2,159	2,210
Total current liabilities	11,867	29,052
Debt, less current portion	—	9,894
Deferred revenue, less current portion	698	—
Operating lease liabilities, less current portion	6,641	6,297
Derivative warrant liabilities	93,095	2,927
Earn-out liabilities	45,897	2,155
Total liabilities	158,198	50,325
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.0001 per share, 1,000,000,000 shares authorized, 283,546,871 shares issued and outstanding at December 31, 2024 and 147,066,336 shares issued and outstanding at December 31, 2023	29	14
Additional paid-in capital	681,202	463,089
Accumulated other comprehensive income	105	244
Accumulated deficit	(554,747)	(353,759)
Total stockholders’ equity	126,589	109,588
Total liabilities and stockholders’ equity	$284,787	$159,913

RIGETTI COMPUTING, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$2,274	$3,376	$10,790	$12,008
Cost of revenue	1,271	860	5,093	2,800
Total gross profit	1,003	2,516	5,697	9,208
Operating expenses:
Research and development	13,657	12,787	49,750	52,768
Selling, general and administrative	5,840	6,936	24,457	27,744
Restructuring	—	—	—	991
Total operating expenses	19,497	19,723	74,207	81,503
Loss from operations	(18,494)	(17,207)	(68,510)	(72,295)
Other income (expense), net
Interest expense	(446)	(1,268)	(3,255)	(5,779)
Interest income	1,546	1,330	5,113	5,076
Change in fair value of derivative warrant liabilities	(90,885)	3,160	(90,168)	(1,160)
Change in fair value of earn-out liabilities	(44,256)	1,413	(43,742)	(949)
Loss on extinguishment of debt	(426)	—	(426)	—
Total other expense, net	(134,467)	4,635	(132,478)	(2,812)
Net loss before provision for income taxes	(152,961)	(12,572)	(200,988)	(75,107)
Provision for income taxes	—	—	—	—
Net loss	$(152,961)	$(12,572)	$(200,988)	$(75,107)
Net loss per share attributable to common stockholders – basic and diluted	$(0.68)	$(0.09)	$(1.09)	$(0.57)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	226,364	140,537	184,666	131,977

RIGETTI COMPUTING INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(200,988)	$(75,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,906	7,426
Stock-based compensation	13,069	12,409
Change in fair value of earn-out liabilities	43,742	949
Change in fair value of derivative warrant liabilities	90,168	1,160
Change in fair value of forward contract	—	2,229
Impairment of deferred offering costs	—	836
Accretion of available-for-sale securities	(3,622)	(3,121)
Loss on extinguishment of debt	426	—
Amortization of debt issuance costs, commitment fees and accretion of final payment fees	844	1,453
Non-cash lease expense	1,909	1,682
Changes in operating assets and liabilities:
Accounts receivable	2,602	1,206
Prepaid expenses, other current assets and other assets	(2,434)	(259)
Deferred revenue	468	(618)
Accounts payable	(1,036)	895
Accrued expenses and operating lease liabilities	(2,681)	(1,719)
Net cash used in operating activities	(50,627)	(50,579)
Cash flows from investing activities:
Purchases of property and equipment	(11,098)	(9,059)
Purchases of available-for-sale securities	(224,764)	(109,252)
Maturities of available-for-sale securities	157,500	119,084
Net cash (used in) provided by investing activities	(78,362)	773
Cash flows from financing activities:
Principal repayments and prepayment and final payment fees of notes payable	(23,328)	(8,333)
Net payments of tax withholdings on sell-to-cover equity award transactions	(6,272)	—
Proceeds from sale of common stock through Common Stock Purchase Agreement	12,838	20,544
Proceeds from sale of common stock through At-The-Market (ATM) Offering	97,500	—
Proceeds from sale of common stock through registered direct offering	96,000	—
Payments of offering costs	(1,833)	(107)
Proceeds from issuance of common stock upon exercise of stock options and warrants	554	1,126
Net cash provided by financing activities	175,459	13,230
Effects of exchange rate changes on cash and cash equivalents	(188)	80
Net increase (decrease) in cash and cash equivalents	46,282	(36,496)
Cash and cash equivalents – beginning of period	21,392	57,888
Cash and cash equivalents – end of period	$67,674	$21,392
Supplemental disclosures of other cash flow information:
Cash paid for interest	$2,350	$4,340
Non-cash investing and financing activities:
Capitalization of deferred costs to equity upon share issuance	—	13
Purchases of property and equipment recorded in accounts payable	466	3,612
Purchases of property and equipment recorded in accrued expenses	150	1,019
Non-cash addition to operating lease right-of-use assets and lease liability	2,268	—
Unrealized gain on short term investments	66	325